As filed with the Securities and Exchange Commission on March  7, 1997
                                                          File No. 333-___   ___
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    Form S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                             TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

                                  MASSACHUSETTS
                          (State or other jurisdiction
                        of incorporation or organization)
                                   04-2297459
                                  (IRS Employer
                               Identification No.)

                                  ONE TYCO PARK
                           EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                 MARK H. SWARTZ
                                 VICE PRESIDENT
                             TYCO INTERNATIONAL LTD.
                                  ONE TYCO PARK
                           EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             JOSHUA M. BERMAN, ESQ.
                        KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                                         Aggregate
Title of Each Class of               Amount to       Offering Price       Offering      Registration
Securities to be Registered      be Registered(1)     Per Unit (1)        Price (1)         Fee
---------------------------      ----------------   ----------------    ------------    -------
Common Stock, $.50 par value         130,600             $59.625       $7,787,025         $ 2,359.70
A Warrants (2)                        21,910              15.46           338,729              -- (3)
B Warrants (2)                        13,657              20.62           281,607              -- (3)

----------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) under the Securities Act of 1933, as amended. The offering price for the Common Stock is based upon the average of the high and low prices for the Common Stock reported on the consolidated reporting system of the New York Stock Exchange on March 6, 1997. The offering price for the Warrants is based upon the price at which the Warrants may be exercised.

     (2)  Each Warrant is exercisable for 2.5897 shares of Common Stock.

     (3) Pursuant to Rule 457(g) under the Securities Act, as amended, no separate fee is being paid with respect to the A Warrants and the B Warrants, as to which the shares of Common Stock being offered pursuant thereto are also being registered.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MARCH 7, 1997

PROSPECTUS
                                 130,600 Shares of Common Stock
                                 21,910   A Warrants
                                 13,657   B Warrants

                             TYCO INTERNATIONAL LTD.

         This Prospectus relates to the offering of 130,600 shares (the "Shares") of common stock, par value $.50 per share (the "Common Stock"), of Tyco International Ltd. ("Tyco" or the "Company") and 92,108 Warrants to acquire shares of Common Stock (the "Warrants" and, together with the Shares, the
"Securities") by certain securityholders of the Company (the "Selling Securityholders"). The Shares constitute shares of Common Stock issued or issuable upon exercise of A Warrants to acquire common stock (the "A Warrants") and B Warrants to acquire common stock (the "B Warrants") originally issued by Kendall International, Inc. ("Kendall") and assumed by the Company pursuant to the terms of the merger of Kendall with a subsidiary of the Company on October 19, 1994. The Warrants include 21,910 A Warrants and 13,657 B Warrants.

         The Securities may be offered from time to time by the Selling Securityholders through ordinary brokerage transactions on the New York Stock Exchange (shares of Common Stock only), in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will not receive any of the proceeds from the sale of Securities by the Selling Securityholders, although it may receive $5.97 per share in connection with the exercise of A Warrants (or up to an aggregate of $338,737) and $7.96 per share in connection with the exercise of B Warrants (or up to an aggregate of $281,529). The Company will pay the expenses of the offering of the Securities, estimated at $30,000, and may also be required to make payments to Selling Securityholders in certain circumstances. See "Selling Securityholders" and "Plan of Distribution." Sales of Securities pursuant to this Prospectus may only be made to and including ______, 1997.

         The resale of the Shares by the Selling Securityholders are subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended ("Securities Act"). The Selling Securityholders and any agents or broker-dealers that participate with the Selling Securityholders in the sale of the Securities may be deemed "underwriters" under the Securities Act, and commissions received by them and any profit on the resale of the Securities may be deemed to be underwriting commissions or discounts under the Securities Act.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE NOR HAS THE COMMISSION OR ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS [___________, 1997]

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), all of which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a site on the World Wide Web, and the reports, proxy statements and other information filed by the Company with the Commission may be accessed electronically on the Web at http://www.sec.gov. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where the Common Stock is listed.

         This Prospectus constitutes part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy of the applicable document so filed. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

         The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

         The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

         The Company's Current Report on Form 8-K dated October 29, 1996.

         The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996

         The Company's Current Report on Form 8-K dated March 3, 1997

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner of Securities, upon the written or oral request of any such person, a copy of any and all of the documents that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to David Brownell, Senior Vice President, Tyco International Ltd., One Tyco Park, Exeter, New Hampshire 03833 (telephone: (603) 778-9700).

                               PROSPECTUS SUMMARY

                                   THE COMPANY

         Tyco International Ltd. ("Tyco" or the "Company"), through its divisions and operating subsidiaries, engages in the manufacture and distribution of disposable medical supplies and other specialty products, the design, manufacture, installation and service of fire detection and suppression systems, and the manufacture and distribution of flow control products and electrical and electronic components. The Company, which operates in more than 50 countries around the world, had sales of over $5 billion during its fiscal year ended June 30, 1996.

         The Company's strategy is to be the low-cost, high-quality producer in every business segment in which it competes. The Company has strong leadership positions in each of its segments of its respective markets. The Company seeks to enhance its leadership positions in its domestic and international businesses by investing in its existing businesses, developing new markets and acquiring complementary products/companies that allow the Company to consolidate the strengths from both the existing operations and the acquired businesses to maximize its competitive advantages. The goal of this strategy is to create value for the Company's shareholders by increasing the Company's earnings per share.

         The Company is a Massachusetts corporation. Its executive offices are located at One Tyco Park, Exeter, New Hampshire 03833, and its telephone number is (603) 778-9700.

                              CURRENT DEVELOPMENTS

         On March 5, 1997, the Company consummated the public offering of 10,000,000 shares of Common Stock at a price to the public of $57.75. The underwriters in the public offering have the option, exercisable through March 28, 1997, to purchase an additional 1,500,000 shares to cover over-allotments.

         The Company reviews acquisition opportunities in the ordinary course of its business, some of which may be material and some of which are currently under investigation, discussion or negotiation.

                                 USE OF PROCEEDS

         All of the Shares and Warrants offered hereby are being offered by certain Selling Securityholders. See "Selling Securityholders." The Company will not receive any of the proceeds from the sale of Shares or Warrants offered hereby. The Company may receive aggregate proceeds of up to $338,729 (or $5.97 per share) from the exercise of A Warrants and aggregate proceeds of up to $281,607 (or $7.96 per share) from the exercise of B Warrants that are either offered pursuant to this Prospectus or whose Shares issuable upon exercise thereof are so offered. The Company will use any proceeds of the exercise of A Warrants and B Warrants for working capital and general corporate purposes. The Company may also be required to make payments to Selling Securityholders in certain circumstances. See "Selling Securityholders."

                             SELLING SECURITYHOLDERS

         The Selling Securityholders were former holders of A Warrants or B Warrants to acquire common stock of Kendall that received A Warrants or B Warrants to acquire Common Stock in the merger of Kendall with a subsidiary of the Company on October 19, 1994 (the "Kendall Merger"). Of the shares of Common Stock being offered hereby, 38,488 shares were issued pursuant to previously exercised A Warrants or B Warrants, 56,740 shares are issuable pursuant to the exercise of A Warrants and 35,368 shares are issuable pursuant to the exercise of B Warrants. An aggregate of 21,910 A Warrants and 13,657 B Warrants, each of which is exercisable for 2.5897 shares of Common Stock, are also being registered. The Selling Securityholders, as well as other persons, have certain rights and obligations pursuant to the Registration Rights Agreement (as defined below.) See "Description of Capital Stock -- Registration Rights Agreement."

         On March 5, 1997, the Company consummated an underwritten public offering of its Common Stock. The Company has agreed that it will reimburse a Selling Securityholder for the excess if any, of the net offering price per share received by the Company in the aforesaid underwritten public offering ($57.75) over the net price per share received by such Selling Securityholder for shares of Common Stock sold in a bona fide market transaction pursuant to this Prospectus.

         The following table sets forth certain information with respect to the Selling Securityholders and their beneficial ownership of Securities. None of the Selling Securityholders has had any positions, offices or other material relationships with the Company or any predecessor or affiliate thereof, other than as a Securityholder thereof, during the past three years. Unless otherwise indicated, each Selling Securityholder named has sole voting and dispositive power with respect to its shares of Common Stock and Warrants.

         All information with respect to beneficial ownership has been furnished by the respective Selling Shareholders.

                                                                                                       SECURITIES TO BE
 NAME OF SELLING              SECURITIES BENEFICIALLY                 SECURITIES                      BENEFICIALLY OWNED
   SHAREHOLDER               OWNED PRIOR TO OFFERINGS                BEING OFFERED                    PRIOR TO OFFERINGS
   -----------               ------------------------                -------------                    ------------------

                    SECURITY       NUMBER         PERCENT     SECURITY      NUMBER      SECURITY       NUMBER           PERCENT
                    --------       ------         -------     --------      ------      --------       ------           -------


                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         The description of the Company's capital stock contained in the Prospectus does not purport to be complete and is qualified in its entirety to the applicable provisions of the Company's Restated Articles of Organization and By-Laws, copies of which are filed as exhibits to the Registration Statement.

         The authorized capital stock of the Company consists of 2,000,000 shares of preferred stock, par value $1 per share ("Preferred Stock"), of which no series was authorized or shares outstanding at March 5, 1997, and 500,000,000 shares of Common Stock, of which 166,742,330 shares were issued and outstanding at March 5, 1997. In addition, up to 1,500,000 additional shares of Common Stock are issuable pursuant to options granted by the Company to certain underwriters in a public offering of Common Stock consummated on March 5, 1997. Such options, which are exercisable for the purpose of covering over-allotments, expire on March 28, 1997. Preferred Stock is divisible into and issuable in one or more series. Different series may be established, and the variations in the relative rights and preferences as between them may be fixed, by the Board of Directors of the Company.

COMMON STOCK

         The holders of Common Stock are entitled to receive dividends when and as declared by the Company's Board of Directors but only out of funds legally available for the payment thereof, subject to restrictions imposed by certain indebtedness of the Company. No cash payment or distribution may be made to holders of Common Stock until all accrued dividends on all series of Preferred Stock, if any, have been declared and set apart for payment through the last preceding dividend date set for all such securities.

         Holders of Common Stock are entitled to one vote per share at any annual or special meeting of shareholders. Holders of Preferred Stock, if any, are entitled to the voting rights fixed by the Board of Directors of the Company for their respective series. Voting rights are not cumulative, and therefore holders of more than 50% of the voting power of the Company could, if they chose to do so, elect all directors, in which case holders of the remaining voting power would be unable to elect any director.

         Upon the dissolution of the Company or upon any distribution of the Company's assets, holders of Common Stock are entitled to all of the Company's assets available for distribution to shareholders after the holders of all series of Preferred Stock, if any, have received the preference fixed by the Board of Directors for their respective series. Holders of Common Stock do not have any preemptive rights to subscribe for additional issues of capital stock, and they are not liable to further calls or to assessment by the Company.

         The Company is not prohibited by its Restated Articles of Organization from repurchasing shares of its Common Stock. Any such repurchases would be subject to any limitations on the amount available for such purpose under applicable corporate law, any applicable restrictions under the terms of any outstanding Preferred Stock or indebtedness and, in the case of market purchases, such restrictions on the timing, manner and amount of such purchases as might apply in the circumstances under applicable securities laws.

         The outstanding Common Stock is listed on the New York Stock Exchange under the symbol "TYC". Any Common Stock offered will be listed, subject to notice of issuance, on such exchange.

         ChaseMellon Shareholder Services, L.L.C. is the registrar and transfer agent of the shares of Common Stock.

         Article I, Section 6 of the Company's By-Laws provides that any person (a "Related Person") who together with its Affiliates and Associates (each as defined in the Company's By-Laws) owns 5% or more of the outstanding shares of Voting Stock (defined in the Company's By-Laws to include all outstanding shares of capital stock of the Company entitled to vote in the election of directors upon the occurrence of a specified event or condition) of the Company, and any Affiliate or Associate of such person (other than the Company and its Subsidiaries (as defined in the Company's By-Laws)), must comply with certain minimum price and procedural requirements or, in the alternative, obtain the advance approval of a majority of the Company's Continuing Directors (as defined in the Company's By-Laws) or holders of not less than 80% of the Company's Voting Stock in order to effect a merger or other Business Combination involving the Company. The various transactions in the definition of "Business Combination" include: any merger or consolidation of the Company or a Subsidiary with or into a Related Person; any sale, lease, exchange, transfer, or other disposition, in one transaction or a series of transactions, (i) to a Related Person or an Affiliate or Associate of a Related Person of any Substantial Part (as defined in the Company's By-Laws) of the assets of the Company or a Subsidiary or (ii) from a Related Person or an Affiliate or Associate of a Related Person, in an amount that would constitute a Substantial Part of the assets of the Company; any issuance or sale by the Company or a Subsidiary of any of its securities to a Related Person or an Affiliate or Associate of a Related Person other than pursuant to an employee plan approved by a majority of the Continuing Directors and the shareholders of the Company; any acquisition by the Company or a Subsidiary of any securities of a Related Person or Affiliate or Associate of a Related Person; any adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person or any Affiliate or Associate of a Related Person; and any reclassification of securities, recapitalization of the Company or any other transaction that has the effect of increasing the proportion of the outstanding shares of any class of the Company's or any Subsidiary's equity securities owned by a Related Person or any Affiliate or Associate of a Related Person. The By-Laws of the Company confer upon a majority of the Continuing Directors the authority to determine, among other things, whether a person is a Related Person and whether any proposed Business Combination complies with the minimum price and procedural requirements. This section of the By-Laws cannot be repealed or amended, nor may an inconsistent provision be adopted, without the affirmative vote of a majority of the Continuing Directors or holders of not less than 80% of the outstanding shares of the Voting Stock of the Company.

WARRANTS

         The A Warrants and the B Warrants (all such Warrants being referred to in this Section as the "Warrants") were issued pursuant to two Warrant Agreements, each dated as of July 7, 1992 (the "Warrant Agreements"), between Kendall and Norwest Bank Minnesota, N.A, as warrant agent (the "Warrant Agent"). Upon consummation of the Kendall Merger, the Warrants became exercisable for shares of the Common Stock, the Company assumed the obligations of Kendall under the Warrant Agreements, and ChaseMellon Shareholder Services L.L.C. (as successor to Mellon Bank, N.A.), the registrar and transfer agent for the Common Stock, became the successor Warrant Agent. The following summary of certain provisions of the Warrants does not purport to be complete and is subject in all respects to the provisions of the Warrant Agreements, copies of which are filed as exhibits to the Registration Statement, to which reference is hereby made for a complete statement of such provisions.

         The Warrants were issued on July 7, 1992, in connection with the restructuring of Kendall under Chapter 11 of the United States Bankruptcy Code (the "Kendall Restructuring") to holders of equity securities of Kendall outstanding prior to consummation of the Kendall Restructuring. Each A Warrant entitled the holder thereof to purchase one share of common stock of Kendall at a price of $15.46 per share, and each B Warrant entitled the holder to purchase one share of common stock of Kendall at a price of $20.62 per share. As a result of the Kendall Merger (and a two-for-one split of the Common Stock in November
1995), each A Warrant entitles the holder thereof to purchase 2.5897 shares of Common Stock at an exercise price of $5.97 per share, and each B Warrant entitles the holder thereof to purchase 2.5897 shares of Common Stock at an exercise price of $7.96 per share. The applicable exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain circumstances. Holders of the Warrants are not entitled to any rights as shareholders of Tyco until such holders properly exercise the Warrants and acquire shares of Common Stock.

         The holders of Warrants exercisable for an aggregate of ______ shares of Common Stock (including certain holders who exercised their Warrants subsequent to the Kendall Merger) have elected to include their Warrants and/or shares of Common Stock issuable upon exercise of Warrants in the Prospectus. The holders of additional Warrants exercisable for an aggregate of up to approximately ______ shares of Common Stock have elected not to include their Warrants, or shares of Common Stock issuable upon exercise thereof, in this Prospectus. Holders who have elected not to include their Warrants, or shares of Common Stock issuable upon exercise thereof, in this Prospectus, and holders of Warrants on Shares included in this Prospectus who do not sell such Warrants or Shares pursuant hereto, will retain certain piggyback registration rights. See "Selling Securityholders" and "Description of Capital Stock -Registration Rights Agreement."

REGISTRATION RIGHTS AGREEMENT

         Tyco has agreed generally to assume and perform the obligations of Kendall under the Registration Rights Agreement, dated as of July 7, 1992, as amended (the "Registration Rights Agreement"), among Kendall and certain former institutional securityholders of Kendall (each, an "Institutional Investor") and certain individual securityholders of Kendall (collectively, together with certain other former securityholders of Kendall entitled to the benefits, and bound by the terms of the Registration Rights Agreement, the "Holders"). The following summary of certain terms of the Registration Rights Agreement does not purport to be complete and is subject in all respects to the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement, to which reference is hereby made for a complete statement of such provisions.

         Demand Registration. The Registration Rights Agreement gives the right to each Institutional Investor to demand that Tyco file a registration statement under the Securities Act covering the Registrable Securities requested by such Institutional Investor and to use its best efforts to cause such registration statement to become effective. If the Company receives a demand for registration as provided in the previous sentence, it is required to give notice of such demand to all Holders and, subject to certain limitations, to use its best efforts to include in the registration statement Registrable Securities which any other Holder has requested, within 15 business days after the date of such notice, to be included. Each Institutional Investor is entitled to make one demand for registration. However, the Company is not required to file a registration statement unless the Holders have requested registration of a prescribed minimum number of shares of Common Stock. The Company is entitled to postpone such a registration statement for a reasonable period not to exceed 180 days in certain circumstances. The Company does not believe that any of the Institutional Investors retain the right to demand registration.

         Registrable Securities include the Common Stock received in the Merger in exchange for Kendall Common Stock that prior to the Merger was entitled to registration rights under the Registration Rights Agreement; Warrants received in the Merger in exchange for warrants to acquire Kendall Common Stock that prior to the Merger were entitled to registration rights, and shares of Common Stock issuable upon exercise of such Warrants; shares of Common Stock issuable upon exercise of Reallocation Rights (as defined); and securities issuable with respect to such Common Stock or Warrants by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise. Securities cease to be Registrable Securities when disposed of pursuant to an effective registration statement or sold or distributed to the public in reliance on an exemption from the registration requirements of the Securities Act.

         Piggyback Registration. The Registration Rights Agreement provides that if Tyco proposes to register any of its equity securities, whether or not for its own account (subject to certain exceptions), Tyco will give notice of such registration to the Holders together with certain information concerning the proposed offering. Upon the written request of any Holder delivered within 15 business days of the notice, Tyco will use its best efforts to effect the registration under the Securities Act of all the Registrable Securities that the Holder requests Tyco to register, provided that Tyco will be permitted not to register or to delay the registration of such Registrable Securities if it determines not to register or to delay the registration of the securities otherwise intended to be registered.

         If the registration involves an underwritten offering, all Holders requesting inclusion in the underwritten offering must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to Tyco or the other selling securityholders participating in such registration. If the registration involves an underwritten offering and the managing underwriter advises Tyco that, in its opinion, the number of securities proposed to be registered must be limited due to market conditions, Tyco will include in such registration first, the number of securities Tyco proposes to sell, and second, the number of Registrable Securities of the Holders and securities of other persons ("Other Persons") requested to be included in such registration that, in the opinion of such managing underwriter, can be sold, allocated pro rata among all such requesting Holders and Other Persons on the basis of the relative number of securities as to which registration has been requested by each such Holder and Other Person.

         Tyco may not enter into any agreement that will grant any person piggyback rights with respect to any demand registration of the Holders that fails to give effect or diminishes the rights of holders with respect to piggyback registration as provided in the Registration Rights Agreement or that grants registration rights to any person and does not require such person expressly to recognize the rights of the Holders under the holdback provisions referred to below.

         Holdback Agreements. The Registration Rights Agreement provides that, if any registration of Common Stock constituting Registrable Securities is made in connection with an underwritten offering, the Holders will not effect any sale or distribution, including in a private placement or pursuant to Rule 144 under the Securities Act, of any Common Stock during the seven days prior to and during the 90-day period following the effective date of such registration statement or such shorter period as the managing underwriter of the relevant underwritten offering agrees to.

         If any registration of Registrable Securities is made in connection with an underwritten offering, Tyco agrees, and will use reasonable efforts to cause other persons holding 5% or more of the Common Stock (other than institutional investment managers) to agree, not to effect any sale or distribution of any of Tyco's equity securities or of any security convertible into or exchangeable or exercisable for any equity security of Tyco during the period beginning seven days prior to the effective date of such registration statement and ending on the earlier of (1) 180 days after such effective date, and (2) 90 days after such effective date, if the managing underwriter in such underwritten offering permits such sale or distribution as not materially adversely affecting the offering. The Registration Rights Agreement provides that the Holders participating in any such offering will use their reasonable efforts to obtain such permission from the managing underwriter.

         Certain Other Provisions. All expenses incident to Tyco's performance of its registration obligations under the Registration Rights Agreement, including filing fees and the reasonable fees and expenses of one counsel retained by the Holders of a majority of the Registrable Securities being registered, will be paid by Tyco. The foregoing does not include underwriting commissions or discounts or transfer taxes, if any, attributable to the sale of Registrable Securities by the Holders.

         The Registration Rights Agreement contains customary indemnification provisions whereby Tyco is obligated to indemnity and hold harmless the Holders and certain related parties, and the Holders are obligated under certain circumstances to indemnify and hold harmless Tyco and certain related parties, in each case in connection with liabilities relating to the registration of the Registrable Securities. The Registration Rights Agreement also provides for certain rights of contribution in the event that such indemnity is unavailable.

         On March 5, 1997, the Company consummated an underwritten public offering of its Common Stock. The Company has filed the Registration Statement to enable Holders of securities that, pursuant to the Registration Rights Agreement, may have been includable in the underwritten public offering and that are not freely tradeable to sell their Warrants or Shares in an offering registered under the Securities Act.

                              PLAN OF DISTRIBUTION

         The Securities may be offered and sold from time to time on the New York Stock Exchange (shares of Common Stock only), in the over-the-counter market, in privately negotiated transactions or otherwise, at prices and terms then prevailing, at prices related to the then-current market price, or in negotiated transactions, or at negotiated prices. The Securities offered hereby may be sold by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker or dealer or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Securityholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

         In order to comply with the securities laws of certain states, sales of the Securities to the public in such states may be made only through broker-dealers who are registered or licensed in such states. Sales of the Securities must also be made by the Selling Securityholders in compliance with other applicable state securities laws and regulations.

         Sales of Securities pursuant to this Prospectus may only be made through and including __________, 1997.

                             VALIDITY OF SECURITIES

         The validity of the Securities offered hereby will be passed upon for the Company by M. Brian Moroze, Esq., General Counsel of the Company, Exeter, New Hampshire. Mr. Moroze holds 20,800 shares of the Company's Common Stock. Certain other legal matters will be passed upon for the Company by Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022. Joshua M. Berman, a director and the Secretary of the Company, is counsel to the law firm of Kramer, Levin, Naftalis & Frankel and owns 36,000 shares of the Company's Common Stock.

                                     EXPERTS

         The Consolidated Financial Statements of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company as of June 30, 1996 and 1995 and for the three years in the period ended June 30, 1996 have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the issuance and distribution of the Securities covered by this Registration Statement are as follows:

       SEC registration fee (actual).......................        $  2,360
       Printing and engraving expenses.....................           1,000
       Legal fees and expenses.............................          15,000
       Accounting fees and expenses........................          10,000
       Miscellaneous.......................................           1,640
                                                                    ---------
                      Total................................         $30,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Articles of Organization of the Company provide that the Company shall indemnify certain persons, including directors and officers, against liabilities, amounts paid in settlement and professional fees and other disbursements incurred by each such person in connection with any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency in which he is involved as a result of his serving or having served in such position or, at the request of the Company, in certain positions of any other corporation in which the Company owns shares or of which it is a creditor. No indemnification shall be provided to an individual with respect to a matter as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Company. In the event that any action, suit or proceeding is compromised or settled so as to impose any liability or obligation upon a person eligible for indemnification by the Company, no indemnification shall be provided to him with respect to such matter if the Company has obtained an opinion of its counsel that with respect to said matter he did not act in good faith in the reasonable belief that his action was in the best interests of the Company. The Restated Articles of Organization of the Company further provide that nothing in them shall limit any lawful rights to indemnification existing independently of them.

         Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides that a corporation may indemnify any director or officer (among others) except as to any matter as to which he is adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.
Section 67 further provides that a corporation has the power to purchase and maintain insurance policies on behalf of any such officer or director against liability incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify such officer or director against such liability.

         The Company maintains $35,000,000 of insurance to reimburse its directors and officers for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Company or any subsidiary thereof. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Company pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.


ITEM 16.  EXHIBITS

3.1 - Restated Articles of Organization, as amended (incorporated by reference to Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1987).

3.2 - Articles of Amendment dated November 9, 1993, effective November 10, 1993 (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K filed on November 12, 1993)

3.3 - By-laws (incorporated by reference to Exhibit 3(iii) to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996)

4 - Form of Common Stock certificate (incorporated by reference to Exhibit 7 to Registrant's Registration Statement on Form 8-A filed on December 10,
      1973).

5     - Opinion of M. Brian Moroze

10.1 - Registration Rights Agreement, dated as of July 7, 1992 (the "Registration Rights Agreement"), among Kendall International, Inc. (formerly CDK Holding Corporation; "Kendall") and certain holders of Kendall securities (incorporated by reference to Exhibit 4.42 to the Registration Statement on Form 10 of Kendall, as amended (the "Kendall Form 10")).

10.2  - Amendment No. 1 to the  Registration  Rights  Agreement,  dated July 11,
      1994 (incorporated by reference to Exhibit 10(b) to the Company's Registration Statement on Form S-3, File No. 33- 57509).

10.3 - Assignment and Assumption Agreement, dated October 19, 1994, among Kendall, the securityholders named therein and the Registrant (incorporated by reference to Exhibit 10(c) to the Company's Registration Statement on Form S-3, File No. 33-57509).

10.4 - Warrant Agreement, dated as of July 7, 1992, between Holding and Norwest Bank Minnesota, N.A., as warrant agent (the "Warrant Agent") (including the form of A Warrant) (incorporated by reference to Exhibit 10.46.1 to the Kendall Form 10).

10.5 - Warrant Agreement, dated as of July 7, 1992, between Kendall and the Warrant Agent (including the form of B Warrant), (incorporated by reference to Exhibit 10.46.3 to the Kendall Form 10).

23    - Consent of Coopers & Lybrand L.L.P.

24    - Power of Attorney (contained in the signature page hereto)

ITEM 17.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are
            being  made,  a  post-effective   amendment  to  this   Registration
            Statement;

                  (i) To include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining  any liability  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 7th day of March, 1997.

                                           TYCO INTERNATIONAL LTD.

                                           By: /s/ Mark H. Swartz
                                               -------------------
                                               Mark H. Swartz
                                               Vice President --
                                               Chief Financial Officer
                                               (Principal Financial
                                               and Accounting Officer)

         KNOW  ALL  MEN  BY  THESE  PRESENTS,   that  each  of  the  undersigned
constitutes and appoints L. DENNIS KOZLOWSKI AND MARK H. SWARTZ, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON MARCH 7, 1997 IN THE CAPACITIES INDICATED BELOW.


     Signature                               Title
     ---------                               -----

/s/ L. Dennis Kozlowski                 Chairman of the Board, President,  Chief
-----------------------                 Executive     Officer    and    Director
L. Dennis Kozlowski                     (Principal Executive Officer)


/s/ Joshua M. Berman                    Director
--------------------
Joshua M. Berman


/s/ Richard S. Bodman                   Director
---------------------
Richard S. Bodman


/s/ John F. Fort                        Director
----------------
John F. Fort


/s/                                     Director
------------------
Stephen W. Foss


/s/ Richard A. Gilleland                Director
------------------------
Richard A. Gilleland

/s/ Philip M. Hampton                   Director
---------------------
Philip M. Hampton


/s/ Mark H. Swartz                      Vice President and Chief Financial
------------------                      Officer  (Principal  Financial and
Mark H. Swartz                          Accounting Officer)



/s/
----------------------
Frank E. Walsh, Jr.                     Director